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Exhibit 10.14

AMENDMENT NO. 4 (the "Amendment")

to

REINSURANCE AND POOLING AGREEMENT

between

ZENITH INSURANCE COMPANY

CALFARM INSURANCE COMPANY

ZNAT INSURANCE COMPANY

and

ZENITH STAR INSURANCE COMPANY

Dated March 31, 1999

WITNESSETH

        WHEREAS, the parties hereto (together, the "Pool Companies") have agreed to terminate the participation of CalFarm Insurance Company ("CalFarm"; the Pool Companies other than the CalFarm being termed the "Zenith Companies") in that certain Reinsurance Pooling and Agreement, by and between the parties hereto, effective as of 12:01 a.m., October 1, 1993, as amended by Amendment Nos. 1, 2 and 3, effective January 25, 1995, January 1, 1997 and June 30, 1998, respectively (the "Pooling Agreement"); and

        WHEREAS, Nationwide Mutual Insurance Company ("NMIC") and Zenith Insurance Company ("Zenith") have entered into a Stock Purchase Agreement, dated as of February 22, 1999 (the "Stock Purchase Agreement") which, among other things, contemplates such termination.

        NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

        1.    Definitions.    All capitalized terms not defined herein shall have those meanings set forth in the Pooling Agreement.

        2.    Effect.    Subject to the satisfaction or waiver of the conditions set forth in paragraph 3 hereof and the payment of the Net Payment (as hereinafter defined), effective as of 12:01 a.m., January 1, 1999 (the "Effective Time"), the Pooling Agreement is hereby amended to delete CalFarm as a party thereto.

        3.    Conditions to Effectiveness.    This Amendment is conditioned upon the satisfaction or waiver of those conditions set forth in Section 7 (relating to Zenith) and Section 8 (relating to NMIC) of the Stock Purchase Agreement (other than the covenant of Zenith set forth in Section 5.11(a) thereof).

        4.    Net Payment

          (a)  The Net Payment, which shall be payable by Zenith to CalFarm on behalf of the Zenith Companies, shall equal:

          (i)    The aggregate statutory reserves for net retained "underwriting liabilities" held by the Pool Companies as of that time immediately prior to the Effective Time, pursuant to the Pooling Agreement resulting from business written, issued or assumed (other than by operation of the Pooling Agreement) by CalFarm; less

          (ii)  The aggregate statutory reserves for net retained "underwriting liabilities" held by CalFarm as of that time immediately prior to the Effective Time, pursuant to the Pooling Agreement resulting from business written, issued or assumed (other than by operation of the Pooling Agreement) by the Pool Companies.

          (b)  All such amounts above are to be determined before the removal of CalFarm from the Zenith pool.

        5.    Payment of Net Payment.

          (a)  The Pool Companies agree that the "Transaction Balance Sheet" appended to this Amendment as Exhibit A (and showing a Net Payment of approximately $63.9 million) constitutes a good faith, estimated calculation of the Net Payment assuming an Effective Time of December 31,1998 and properly reflects the provisions set forth in paragraph 4 hereof (the "Trial Balance Sheet"). The Pool Companies further agree that, subject to such changes as NMIC may approve, (i) any additional calculation of the Net subject to such changes as NMIC may approve, (i) any additional calculation of the Net Payment to be made for purposes of this Amendment No. 4 or the Stock Purchase Agreement will be consistent in all material respects with that reflected in the Trial Balance Sheet, and (ii) that each line item in any such additional calculation will be determined in a manner consistent in all material respects with the determination of such line item for use in the Trial Balance Sheet.

          (b)  The Net Payment shall be paid on the Closing Date (as defined in the Stock Purchase Agreement).

          (c)  In addition, on the Closing Date, Zenith, on the one hand, and the Zenith Companies (other than Zenith), on the other hand, shall make such payments to one another necessary to reflect the net cash flows among them described in paragraph 4(a) hereof. Such payments will have no effect upon the calculation of the Net Payment or the payment of the Net Payment.

        6.    Releases.    Subject to the occurrence of the transaction set forth in paragraph 2 hereof:

          (a)  CalFarm hereby releases and forever discharges the Zenith Companies and each of their respective present and future affiliates, successors or assigns from all actions, causes in action, suits, debts, due sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, vacancies, trespasses, damages, judgments, extents, executions and demands whatsoever, in law and in equity, which CalFarm and its affiliates, successors or assigns ever had, now have or hereafter have for, upon, or by reason of the Pooling Agreement, as amended from time to time, other than the obligations provided in paragraphs 4 and 5 hereof and under the Stock Purchase Agreement.

          (b)  The Zenith Companies hereby release and forever discharge CalFarm and each of its present and future affiliates, successors or assigns from all actions, causes in action, suits, debts, due sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, vacancies, trespasses, damages, judgments, extents, executions and demands whatsoever, in law and in equity, which the Zenith Companies and their affiliates, successors or assigns ever had, now have or hereafter have for, upon, or by reason of the Pooling Agreement, as amended from time to time, other than the obligations provided in paragraphs 4 and 5 hereof and under the Stock Purchase Agreement.

          (c)  Each Pool Company fully understands and expressly waives its rights and benefits under Section 1542 of the California Civil Code or under any similar provision of law. Section 1542 of the California Civil Code provides in relevant part:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

        7.    Amendment.    Subject to the occurrence of the transaction set forth in paragraph 2 hereof, Article V of the Pooling Agreement is restated as provided in Exhibit B hereto. All other provisions of the Pooling Agreement are hereby ratified and confirmed except as otherwise expressly provided for herein.

Zenith Insurance Company

/s/ HYMAN J. LEE Witness	By:	/s/ JOHN J. TICKNER

CalFarm Insurance Company

/s/ HYMAN J. LEE Witness	By:	/s/ JOHN J. TICKNER

ZNAT Insurance Company

/s/ HYMAN J. LEE Witness	By:	/s/ JOHN J. TICKNER

Zenith Star Insurance Company

/s/ HYMAN J. LEE Witness	By:	/s/ JOHN J. TICKNER

CalFarm Insurance Company
Estimated Transactions to Undo Pooling
December 31, 1998

	Statutory Post Pooling	Transaction to Undo Pooling	Pooling Undone
ASSETS
Bonds	142,369,942		142,369,942
Preferred stocks	5,042,560		5,042,560
Occupied properties	14,873,491		14,873,491
Cash & STI	20,498,854		29,498,854

Cash & Invested Assets	182,784,847	—	182,784,847

Agents' balances	16,927,462	24,656,657	41,584,119
Funds held by reinsurers	878,912	(878,912)	—
Reinsurance recoverable on paid losses	4,767,210	(4,497,711)	269,499
Guarantee funds receivable	—	9,915	9,915
EDP equipment	2,286,259		2,286,259
Accrued investment income	2,650,562		2,650,562
Receivable from affiliates	39,003,884	(38,174,056)	829,828
Deposits in pools & associations	180,667	573,324	753,991
Receivable from Zenith		63,864,323	63,864,323
Aggregate write-ins:
Cash surrender value of life ins policies	378,436		378,436
Receivable on deductible policies	82,817	(82,817)	—
Prepaid items, deposits & loss funds			—
Miscellaneous receivables	13,628		13,628

Total Assets	249,954,684	45,470,723	295,425,407

LIABILITIES
Losses	121,585,204	(41,307,705)	80,277,499
RI payable on paid losses	631,589	(631,589)	—
LAE reserves	21,485,521	7,564,220	29,049,741
Contingent commissions	433,338	(433,338)	—
Other expenses	2,985,618	941,985	3,927,603
Taxes, licenses & fees	340,984	(325,937)	15,047
Federal income tax payable	355,222		355,222
Federal income tax payable on depooling		5,359,068	5,359,068
Unearned premiums	26,211,058	62,587,437	88,798,495
Funds held	329	(329)	—
Amounts withheld	337,964		337,964
Remittances and items not allocated	97,253	370,889	468,142
Schedule P reserves	509,000	3,413,000	3,922,000
Drafts outstanding	1,036,352	4,721,157	5,757,509
Payable to affiliates		490,980	490,980
Aggregate write-ins
Reserves for state fund assessments	103,704	(103,704)	—
Other liabilities	82,651	(2)	82,649
Unclaimed funds	79,383		79,383
Terminal commissions	61,191	278,759	339,950
Retroactive reinsurance reserve ceded	(9,000,000)	9,000,000	—

Total Liabilities	167,336,361	51,924,891	219,261,252

Net Assets	82,618,323	(6,454,168)	76,164,155

Exhibit B

Proportionate Shares of the Reinsurance and Pooling

Zenith Insurance Company [97.5%]

ZNAT Insurance Company [2.0%]

Zenith Star Insurance Company [0.5%]

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AMENDMENT NO. 4 (the "Amendment") to REINSURANCE AND POOLING AGREEMENT between ZENITH INSURANCE COMPANY CALFARM INSURANCE COMPANY ZNAT INSURANCE COMPANY and ZENITH STAR INSURANCE COMPANY